EXHIBIT 10.65

EXECUTION VERSION

THE SECURITIES OFFERED HEREIN HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS THAT TERMS IS DEFINED IN THE 1933 ACT) UNLESS THE SECURITIES ARE REGISTERED UNDER THE 1933 ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS AVAILABLE. THIS PURCHASE AGREEMENT IS EXECUTED IN RELIANCE UPON THE EXEMPTIONS PROVIDED BY RULE 903 OF REGULATION S UNDER THE 1933 ACT.

TEKOIL & GAS CORPORATION

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Purchase Agreement”) has been executed by the undersigned in connection with an offering (the “Offering”) by Tekoil & Gas Corporation, a Delaware corporation (the “Issuer”), of 3,571,429 units of the Issuer (the “Units”) at $0.28 per Unit, with each Unit consisting of one share of common stock, par value $0.000001 per share (the “Common Stock”), of the Issuer and a warrant (the “Warrant”, and together with the Common Stock, the “Securities”) to purchase one share of Common Stock of the Issuer on appropriate exercise thereunder and subject to the terms thereof. The Securities being subscribed for pursuant to this Purchase Agreement have not been registered under the Securities Act of 1933, as amended (the “1933 Act”). The offer and sale of the Securities is being made in reliance upon Rule 903 of Regulation S promulgated under the 1933 Act. (All dollar amounts in this Purchase Agreement are expressed in U.S. Dollars).

Each of the Issuer and RAB Special Situations (Master) Fund Limited, c/o RAB Capital, 1 Adam Street, London WC2N 6LE, United Kingdom, a corporation organized under the laws of the Cayman Islands (hereinafter referred to as the “Investor”), hereby agrees as follows:

ARTICLE 1
PURCHASE

1.1. Purchase

The Investor hereby agrees to purchase the Units for an aggregate purchase price of One Million Dollars (US$1,000,000.00)(the “Purchase Price”).

1.2. Closing

The closing of the purchase and sale of the Units (the “Closing”) will take place on December 10, 2007 or at such other time as the Issuer and the Investor mutually agree upon (the “Closing Date”).

1.3. Method of Payment

The Investor shall pay the Purchase Price by delivering good funds in United States Dollars by way of wire transfer of funds into escrow for the benefit of the Issuer on the Closing Date. Unless other arrangements acceptable to the Issuer have been made, the aggregate purchase proceeds representing the Purchase Price payable for the Units subscribed for hereunder shall be paid by wire transfer (in accordance with Exhibit A attached hereto) and the Issuer is irrevocably directed to release certificates representing the Common Stock and the Warrant purchased hereunder and such other documentation as the Investor may reasonably request.

If, prior to the Closing Date, the terms and conditions contained in this Purchase Agreement have not been complied with to the satisfaction of the Issuer, or waived by it, the Issuer and Investor will have no further obligations under this Purchase Agreement.

1.4. Conditions of Closing

The Investor acknowledges and agrees that the obligations of the Issuer hereunder are conditional on the accuracy of the representations and warranties of the Investor contained in this Purchase Agreement as of the date of this Purchase Agreement, and as of the Closing Date as if made at and as of the Closing Date, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Date unless other arrangements acceptable to the Issuer have been made:

(a)
the Issuer shall have received all necessary approvals and consents, including all necessary regulatory approvals and consents required for the completion of the transaction contemplated by this Purchase Agreement and the Registration Rights Agreement described below;

(b)
the representations and warranties of the Issuer contained herein being true and correct as of the Closing Date with the same force and effect as if made at and as of the Closing Date after giving effect to the transactions contemplated hereby;

(c)	the Issuer having complied with all covenants, and satisfied all terms and conditions contained herein to be complied with and satisfied by the Issuer at or prior to the Closing;

(d)	the Investor not having previously terminated the obligations thereof pursuant to this Purchase Agreement; and

(e)
the Investor having completed this Purchase Agreement in full and having paid the Purchase Price for the Units subscribed for hereunder to the Issuer in the manner contemplated in this Purchase Agreement.

The Issuer acknowledges and agrees that the obligations of the Investor hereunder are conditional on the accuracy of the representations and warranties of the Issuer contained in this Purchase Agreement as of the date of this Purchase Agreement, and as of the Closing Date as if made at and as of the Closing Date and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Date:

(a)
all covenants, agreements and conditions contained in this Purchase Agreement and Registration Rights Agreement to be performed by the Issuer on or prior to the Closing Date shall have been performed or complied with in all material respects; and

(b)	the Issuer shall have delivered, or cause to be delivered, to the Investor’s counsel the following items:

(i)	a copy of the certificates representing the Securities purchased by the Investor, registered in the name of the Investor or its nominee as set forth on Exhibit B attached hereto (the “Certificates”);

(ii)	a copy of this Purchase Agreement duly executed by the Issuer;

(iii)
a copy of the Registration Rights Agreement attached hereto as Exhibit C (the “Registration Rights Agreement”, and together with this Purchase Agreement, the “Transaction Documents”) duly executed by the Issuer;

(iv)
a copy of a certificate executed by the chief executive officer or the chief financial officer of the Issuer, dated the Closing Date, in form and substance reasonably satisfactory to the Investor, confirming such matters as may be reasonably requested by the Investor or its counsel;

(v)	a copy of an opinion letter of Issuer’s counsel in form and substance satisfactory to the Investor;

(vi)
a copy of a certificate from the principal executive officer of the Issuer certifying as of the Closing Date that the Issuer and Tekoil and Gas Gulf Coast, LLC (“Tekoil LLC”) are not in default of any of their covenants and obligations under the Credit and Guaranty Agreement, dated as of May 11, 2007, as amended August 15, 2007 and October 24, 2007 (the “Credit Agreement”), among the Issuer, Tekoil LLC, the lenders party to the Credit Agreement and J. Aron & Company; and

(vii)	such other documents relating to the transactions contemplated by this Purchase Agreement as the Investor or its counsel may reasonably request.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

2.1 Representations and Warranties

The Investor represents and warrants in all material respects to the Issuer, with the intent that the Issuer will rely thereon in accepting this subscription, that:

(a)
Accredited Investor Status; Experience. The Investor an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act and, in addition, is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments, and to make an informed decision relating thereto, and to protect its own interests in connection with the purchase of the Securities.

(b)
No Distribution. The Investor is or will be purchasing the Securities for investment purposes only and not with an intent or view towards further sale thereof, and has not pre-arranged any sale with any other investor.

(c)	Not Underwriter. The Investor is not an underwriter, or dealer in, the Securities, and the Investor is not participating, pursuant to a contractual agreement, in a distribution of the Securities.

(d)
Importance of Representations. The Investor understands that the Securities are being offered and sold to it in reliance on an exemption from the registration requirements of the 1933 Act, and that the Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Securities.

(e)
No Registration. The Securities have not been registered under the 1933 Act and may not be transferred, sold, assigned, hypothecated or otherwise disposed of unless such transaction is the subject of a registration statement filed with and declared effective by the Securities and Exchange Commission (the “SEC”) or unless an exemption from the registration requirements under the 1933 Act, such as Rule 144, is available.

(f)
Compliance with Securities Laws. The offer and sale of the Securities under this Purchase Agreement does not contravene any of the applicable securities legislation in the jurisdiction in which the Investor (or any beneficial person for whom it is acting) resides and does not give rise to any obligation of the Issuer to prepare and file a prospectus or similar document or to register the Securities or to be registered with or to file any report or notice with any governmental or regulatory authority.

(g)
Current Information. The Investor has been furnished with or has acquired copies of all requested information concerning the Issuer (the “Disclosure”), including, without limitation,, the filings submitted by the Issuer to the SEC (the “SEC Filings”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and under the 1933 Act.

(h)
Independent Investigation. The Investor, in making the decision to subscribe for the Securities, has relied upon independent investigations made by it and its representatives or advisors, if any, has, together with its representatives or advisors, if any, reviewed the Disclosure and the Investor and such representatives or advisors, if any, have, prior to entering into this Purchase Agreement, been given access and the opportunity to examine all material contracts and documents relating to the Offering and an opportunity to ask questions of, and to receive answers from, the Issuer or any person acting on its behalf concerning the terms and conditions of the Offering. The Investor and its representatives or advisors, if any, have been furnished with access to all materials relating to the business, finances and operation of the Issuer and materials relating to the offer and sale of the Securities which have been requested. The Investor, its representatives and advisors, if any, have received complete and satisfactory answers to any such inquiries.

(i)	No Written or Oral Representations. No person has made to the Investor any written or oral representations

(i)	that any person will resell or repurchase the Securities,

(ii)	that any person will refund the purchase price of the Securities, or

(iii)	as to the future price or value of the Securities.

(j)	No Recommendation or Endorsement. The Investor understands that neither the SEC nor any federal or state agency has passed on or made any recommendation or endorsement of the Securities.

(k)	Partnership, Corporation or Trust. If the Investor is a partnership, corporation or trust, the person executing this Purchase Agreement on its behalf represents and warrants that:

(i)	he or she has made due inquiry to determine the truthfulness of the representations and warranties made pursuant to this Purchase Agreement, and

(ii)	he or she is duly authorized (and if the undersigned is a trust, by the trust agreement) to make this investment and to enter into and execute this Purchase Agreement on behalf of such entity.

(l)
Non-Affiliate Status. The Investor is not an affiliate of the Issuer nor is any affiliate of the Investor an affiliate of the Issuer. In the event that the Investor is or becomes an affiliate of the Issuer the Investor acknowledges that the Securities held by it will be subject to additional resale restrictions under the 1933 Act.

(m)
No Advertisement or General Solicitation. The sale of the Securities has not been advertised through any article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; or through any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(n)
Offshore Transaction. The Investor represents that it is not a U.S. Person as defined in Rule 902(k) of Regulation S (a “U.S. Person”), that at the time of the acquisition of the Securities it will not be a U.S. Person, that the Investor is not, and at the time of the acquisition of the Securities will not be, acquiring the Securities for the account or benefit of a U.S. Person, and that the Investor is normally resident at the address provided by the Investor on the first page hereof.

(o)
Hedging Transactions. The Investor acknowledges and agrees that all offers and sales of the Securities, as applicable, by the Investor shall be made only in accordance with the provisions of Regulation S, pursuant to registration of the Securities under the 1933 Act, or pursuant to an available exemption from the registration requirements of the 1933 Act. The Investor acknowledges and agrees that it cannot engage in hedging transactions with regard to the Securities prior to the expiration of the one-year distribution compliance period specified in paragraph (b)(3) in Rule 903 promulgated under the 1933 Act unless in compliance with the 1933 Act.

(p)
Sole Beneficial Owner. Upon consummation of the transactions contemplated by this Purchase Agreement, the Investor will be the sole beneficial owner of the Securities issued to it pursuant to this Purchase Agreement and the Investor has not pre-arranged any sale with any person or persons in the United States.

(q)
Outside United States. The Investor is outside the United States; provided, that delivery of the Securities may be effected in the United States through the Investor’s agent as long as the Investor is outside the United States at the time of such delivery.

(r)
No Present Intention to Sell. The Investor has no present intention to sell or otherwise transfer the Securities except in accordance with Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act, in each case in accordance with all applicable securities laws.

(s)
Refusal to Register. The Investor understands that the Issuer is required, under Rule 903 of Regulation S, to refuse to register the transfer of any of the Securities to be received by the Investor pursuant to this Purchase Agreement that are not transferred pursuant to a registration statement under the 1933 Act, in compliance with Regulation S, or otherwise pursuant to an available exemption from registration.

(t)
No Short Position. The Investor will not, directly or indirectly, or through one or more intermediaries, maintain any short position in the Securities during the applicable distribution compliance period.

(u)
Legend. The Investor understands and acknowledges that the Investor may not transfer or otherwise dispose of the Securities unless the proposed transfer may be effected without any violation of the 1933 Act or any applicable state securities law. The Certificate(s) representing the Securities shall bear the following legend in addition to any other legend required under this Purchase Agreement:

In the case of the Common Stock:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE U.S. SECURITIES ACT OR (2) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT (AND, IN THE CASE OF (1) OR (2), IF REQUESTED BY THE COMPANY, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THE TRANSFER IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS) OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

The Issuer, at its sole expense, shall cause its legal counsel to delivery any opinion letter as may be required pursuant to (1) or (2) above.

In the case of the Warrant:

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN EXEMPTION THEREFROM AND, IF REQUESTED BY THE COMPANY, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THE TRANSFER IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(v)
Legal and Tax Advice. The Investor is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Purchase Agreement and the transactions contemplated hereunder.

2.2 Non-Merger and Survival

The representations and warranties of the Investor contained herein will be true at the date of execution of this Purchase Agreement by the Investor and as of the Closing of the Offering in all material respects as though such representations and warranties were made as of such times and shall survive the Closing of the Offering and the delivery of the Certificates.

2.3 Indemnity

The Investor agrees to indemnify and hold harmless the Issuer from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including attorney’s fees incurred in contesting any such claim and any payment made in good faith in settlement of any claim (subject to the right of the Investor to defend any such claim), resulting from the breach of any representation or warranty of such party under this Purchase Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE ISSUER

3.1 Issuer Representations and Warranties

The Issuer, upon taking up and accepting this subscription, represents and warrants in all material respects to the Investor, with the intent that the Investor will rely thereon in entering into this Purchase Agreement, that:

(a)
Authority; Enforceability. The Issuer has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents. The execution and delivery by the Issuer of the Transaction Documents have been duly authorized by all necessary action on the part of the Issuer, and no further consent or action is required by the Issuer, its Board of Directors or its stockholders. Each of the Transaction Documents constitutes, or will when duly authorized, executed and delivered by all parties thereto other than the Issuer constitute, a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with the terms thereof, except that (i) the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, (ii) equitable remedies, including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction, (iii) rights of indemnity, contribution and the waiver of contribution provided for herein, and any provisions exculpating a party from a liability or duty otherwise owed by it, may be limited under applicable law, and (iv) the enforceability of provisions in any Transaction Document which purport to sever any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of such Transaction Document would be determined only in the discretion of the court.

(b)
Proper Organization. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation in all jurisdictions where the failure to be so qualified would have a materially adverse effect on its business, taken as whole.

(c)
Reporting Issuer. The Issuer is a reporting issuer under the 1934 Act, and at the Closing Date, the Issuer will have filed all documents that it is required to file under the provisions of the 1934 Act during a period of at least two years prior to the date hereof (the “SEC Reports”).

(d)
SEC Reports. As of their respective filing dates, each of the Issuer’s SEC Reports (and if any SEC Report filed prior to the date of this Purchase Agreement was amended or superseded by a filing prior to the date of the Closing Date, then also on the date of filing of such amendment or superseding filing) filed on or after January 1, 2007, (i) where required, were prepared in all material respects in accordance with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules and regulations promulgated under such acts applicable to such SEC Reports, (ii) did not contain any untrue statements of a material fact and did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) are all the forms, reports and documents required to be filed by the Issuer with the SEC since that time.

(e)
Financial Statements. Each set of audited consolidated financial statements and unaudited interim financial statements of the Issuer (including any notes thereto) included in the SEC Filings (i) complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and (ii) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of the Issuer as of the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments which were not or are not expected to be material in amount. To the Issuer’s knowledge, no events or other factual matters exist which would require the Issuer to file any amendments or modifications to any SEC Filings which have not yet been filed with the SEC but which are required to be filed with the SEC pursuant to the 1933 Act or the 1934 Act. As used herein, the words “knowledge of the Issuer” (or any substantially similar phrase) means the active knowledge (with reasonable investigation) of the executive officers of the Issuer.

(f)
Sarbanes-Oxley Act. Each SEC Report containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by the Issuer’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"); at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Issuer nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification.

(g)
Subsidiaries. The SEC Filings describes each of the Issuer’s material subsidiaries, and each such subsidiary is a corporation duly incorporated and in good standing under the laws of its incorporating jurisdiction, and has the requisite corporate power and authority to conduct its business as it is currently being conducted. Except as otherwise disclosed in the SEC Filings, all of the issued and outstanding shares of capital stock of each of the Issuer’s material subsidiaries are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(h)
Third Party Rights. Except as described in Schedule 3.1(h), in the SEC Filings or as contemplated in the Offering, as of the date Closing Date, no person, firm or corporation has any agreement or option or right or privilege (whether preemptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of any unissued shares, securities or warrants of the Issuer.

(i)
Title to Assets. Except as qualified in the SEC Filings, the Issuer or a subsidiary is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to as owned by it in the SEC Report, all agreements under which the Issuer or a subsidiary holds an interest in a property, business or asset are in good standing according to their terms except where the failure to be in such good standing does not and will not have a material adverse effect on the Issuer (on a consolidated basis) or its properties, business or assets.

(j)
Taxes. The Issuer and each of its subsidiaries has filed all federal, state, local and other tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the assets and properties, business, results of operations or condition (financial or otherwise) of the Issuer) on a consolidated basis and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith. The Issuer and each of its subsidiaries has established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Issuer or any subsidiary and there are no audits known by the Issuer's management to be pending of the tax returns of the Issuer or any subsidiary (whether federal, state, local or foreign) and there are no claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Issuer (on a consolidated basis). No taxation authority has asserted or, to the best of the Issuer's knowledge, threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Issuer or each of its subsidiaries (including, without limitation, any predecessor companies) filed for any year which would have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Issuer (on a consolidated basis).

(k)
Internal Controls. The Issuer and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(l)
Non-Default. Except as described in Schedule 3.1(l) or in the SEC Filings, the Issuer is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property may be bound.

(m)
Non-Contravention. The execution and delivery of this Purchase Agreement and the consummation of the issuance of the Securities and the transactions contemplated by this Purchase Agreement do not and will not conflict with or result in a breach by the Issuer of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Issuer, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Issuer is a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency or other domestic governmental body having jurisdiction over the Issuer or any of its properties or assets.

(n)
Changes, Dividends, Etc. Since the date of the Issuer’s most recent financial statements, except as described in Schedule 3.1(n) or in the SEC Filings, the Issuer has not: (i) incurred any debts, obligations or liabilities, absolute, accrued or contingent and whether due or to become due, except current liabilities incurred in the ordinary course of business which will not materially and adversely affect the business, properties or prospects of the Issuer; (ii) paid any obligation or liability other than, or discharged or satisfied any liens or encumbrances other than those securing, current liabilities, in each case in the ordinary course of business; (iii) declared or made any payment to or distribution to its shareholders as such, or purchased or redeemed any of its shares of capital stock, or obligated itself to do so; (iv) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (v) sold, transferred or leased any of its assets except in the ordinary course of business; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of the Issuer; (vii) entered into any transaction other than in the ordinary course of business; (viii) encountered any labor difficulties or labor union organizing activities; (ix) issued or sold any shares of capital stock or other securities or granted any options, warrants, or other purchase rights with respect thereto other than pursuant to this agreement; (x) made any acquisition or disposition of any material assets or become involved in any other material transaction, other than for fair value in the ordinary course of business; (xi) increased the compensation payable, or to become payable, to any of its directors or employees, or made any bonus payment or similar arrangement with any of its directors or employees or increased the scope or nature of any fringe benefits provided for its directors or employees; or (xii) agreed to do any of the foregoing other than pursuant hereto.

(o)	Conditions of Properties. The plant, offices and equipment of the Issuer have been kept in good condition and repair in the ordinary course of business.

(p)
Litigation; Governmental Proceedings. Except as described in Schedule 3.1(p) or in the SEC Filings, (i) there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or, to the knowledge of the Issuer, threatened against the Issuer, or its properties or business, and the Issuer is not aware of any pending investigations or facts which are likely to result in or form the basis for any such action, suit or other proceeding; (ii) the Issuer is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality; (iii) the Issuer has not been threatened with any action or proceeding under any business or zoning ordinance, law or regulation; and (iv) the Issuer is not aware of any legislation, or proposed legislation (published by a legislative body), which it anticipates will materially and adversely affect the business, affairs, operations, assets or liabilities (contingent or otherwise) of the Issuer and its subsidiaries, considered as a whole.

(q)
Permits; Licenses. Except as described in Schedule 3.1(q) or in the SEC Filings, the Issuer and each of its subsidiaries has obtained all certificates, authorizations, permits or licenses necessary to conduct the business now owned or operated by it and the Issuer has not received any notice of proceedings relating to the revocation or modification of any material certificate, authority, permit or license necessary which, if the subject of an unfavorable decision, ruling or finding would materially and adversely affect the conduct of the business, operations, financial condition or income of the Issuer (on a consolidated basis).

(r)
Compliance With Applicable Laws and Other Instruments. The business and operations of the Issuer have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all governmental authorities. Neither the execution nor delivery of, nor the performance of or compliance with, this agreement nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Issuer pursuant to, any agreement or other instrument to which the Issuer is a party or by which it or any of its properties, assets or rights is bound or affected, nor will such performance, compliance or consummation violate the articles of incorporation or bylaws of the Issuer. The Issuer is not in violation of its articles of incorporation or bylaws nor in material violation of, or in material default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement in any material respect. The Issuer is not subject to any restriction which would prohibit it from entering into or performing its obligations under this agreement.

(s)
Environmental Matters. Except as disclosed in the SEC Filings, to the Issuer’s knowledge: (i) the operations carried on by the Issuer are in material compliance with all applicable federal, state and municipal environmental, health and safety statutes, regulations and permits; (ii) none of such operations is subject to any judicial or administrative proceeding alleging the violation of any federal, state or municipal environmental, health or safety statute or regulation or is subject to any investigation concerning whether any remedial action is needed to respond to a release of any Hazardous Material (as defined below) into the environment; (iii) except in material compliance with applicable environmental laws, none of the premises currently occupied by the Issuer has at any time been used by the Issuer or by any other occupier, as a waste storage or waste disposal site or to operate a waste management business; (iv) the Issuer has no material contingent liability in connection with any release of any Hazardous Material on or into the environment from any of the premises currently occupied by the Issuer or from the operations carried out thereon except to the extent such release is in material compliance with all applicable laws; (v) neither the Issuer nor any occupier of the premises currently occupied by the Issuer, generates, transports, treats, stores or disposes of any waste, subject waste, hazardous waste, deleterious substance, industrial waste (as defined in applicable federal, state or municipal legislation) on any of the premises currently occupied by the Issuer in material contravention of applicable federal, state or municipal laws or regulations enacted for the protection of the natural environment or human health; and (vi) no underground storage tanks or surface impoundments containing a petroleum product or Hazardous Material are located on any of the Issuer or its subsidiaries’ properties in material contravention of applicable federal, state or municipal laws or regulations enacted for the protection of the natural environment or human health. For the purposes of this subparagraph, “Hazardous Material” means any contaminant, pollutant, subject waste, hazardous waste, deleterious substance, industrial waste, toxic matter or any other substance that when released into the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health and, without restricting the generality of the foregoing, includes any contaminant, pollutant, subject waste, deleterious substance, industrial waste, toxic matter or hazardous waste as defined by applicable federal, provincial, state or municipal laws or regulations enacted for the protection of the natural environment or human health.

(t)
Capital Stock. The authorized capital stock of the Issuer consists of 200,000,000 common shares, $0.000001 par value. Schedule 3.1(t) sets forth the issued and outstanding capital of the Issuer as of the Closing Date. All of the outstanding shares of the Issuer were duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.1(t) or in the SEC Filings, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever, other than this Purchase Agreement, under which the Issuer is obligated to issue any securities of any kind representing an ownership interest in the Issuer. Except as described in Schedule 3.1(t) or in the SEC Filings, (i) neither the offer nor the issuance or sale of the Securities constitutes an event, under any anti-dilution provisions of any securities issued or issuable by the Issuer or any agreements with respect to the issuance of securities by the Issuer, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Issuer pursuant to such provisions; and (ii) no holder of any security of the Issuer is entitled to any pre-emptive or similar rights to purchase any securities of the Issuer from the Issuer.

(u)
Outstanding Debt. Except as described in Schedule 3.1(u) or in the SEC Filings, (i) the Issuer does not have any material indebtedness incurred as the result of a direct borrowing of money, including, but not limited to, indebtedness with respect to trade accounts; and (ii) the Issuer is not in default in the payment of the principal of or interest or premium on any such indebtedness, and no event has occurred or is continuing under the provisions of any instrument, document or agreement evidencing or relating to any such indebtedness which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

(v)
Assets and Contracts. The Issuer has in all material respects substantially performed all obligations required to be performed by it to date and is not in default in any material respect under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it is otherwise bound. All instruments material to the Issuer’s business or otherwise described in this section are in effect and enforceable according to their respective terms, and there is not under any of such instruments any existing material default or event of default or event which, with notice or lapse of time or both, would constitute an event of default thereunder. All parties having material contractual arrangements with the Issuer are in substantial compliance therewith and none are in material default in any respect thereunder.

(w)
Insurance Coverage. There are in full force policies of insurance issued by insurers of recognized responsibility insuring the Issuer and its properties and business against such losses and risks, and in such amounts, as in the Issuer’s best judgment, after advice from its insurance broker, are acceptable for the nature and extent of such business and its resources.

(x)
No Brokers or Finders. Except as set forth on Schedule 3.1(x), no person, firm or corporation has or will have, as a result of any act or omission of the Issuer, any right, interest or valid claim against the Issuer or the Investor for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Purchase Agreement. The Issuer will indemnify and hold the Investor harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable in connection with the transactions contemplated by this Purchase Agreement.

(y)
Disclosure. The Issuer has not knowingly withheld from the Investor any material facts known to the Issuer and relating to the assets, business, operations, financial condition or prospects of the Issuer. No representation or warranty in this Agreement or in any certificate, schedule, statement or other document furnished or to be furnished to any Investor pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

(z)
Registration Rights. Except as described in Schedule 3.1(z) or in the SEC Filings or as contemplated under the Registration Rights Agreement, the Issuer has not agreed to register any of its authorized or outstanding securities under the 1933 Act.

(aa)
Retirement Plans. The Issuer does not have any retirement plan in which any employees of the Issuer participates that is subject to any provisions of the Employee Retirement Income Security Act of 1974 and of the regulations adopted pursuant thereto.

(bb)	Not Investment Company. The Issuer is not an "investment company" within the meaning of the Investment Company Act of 1940.

(cc)
Securities. The Securities, when issued and paid for pursuant to the terms of this Purchase Agreement will be duly authorized, validly issued and outstanding, fully paid, nonassessable shares and shall be free and clear of all pledges, liens and encumbrances.

(dd)
Securities Laws. Based in part upon the representations of the Investor in this Purchase Agreement, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this agreement or the offer, issuance, sale or delivery of the Securities, other than the qualification thereof, if required, under applicable state securities laws, which qualification has been or will be effected as a condition of these sales, except applicable notices of exemption, such as a Form D. The Issuer has not, directly or through an agent, offered the Securities or any similar securities for sale to, or solicited any offers to acquire such securities from, persons other than the Investors and other accredited investors. Under the circumstances contemplated by this agreement and assuming the accuracy of the representations of the Investors in this Purchase Agreement, the offer, issuance, sale and delivery of the Securities will not, under current laws and regulations, require compliance with the prospectus delivery or registration requirements of the 1933 Act.

(ee)
Securities Act Exemptions. All securities issued by the Issuer have been issued in full compliance with an exemption or exemptions from the registration and prospectus delivery requirements of the 1933 Act and from the registration and qualification requirements of all applicable state securities laws.

(ff)
Transfer Restrictions. Provided that a registration statement in respect of the Securities (as contemplated in the Registration Rights Agreement) is in effect as required under all applicable securities laws, such Securities shall be freely transferable on the books and records of the Issuer, provided that the sale is made to a bona-fide purchaser and that the prospectus delivery requirements are met.

(gg)
No General Solicitation or Advertising. Neither the Issuer nor any of its affiliates, nor any person acting on its or their behalf, has engaged in or will engage in any form of “general solicitation” or “general advertising” (as such terms are defined in Rule 502 (c) under Regulation D of the 1933 Act) in the United States with respect to offers or sales of the Securities.

(hh)
Offers and Sales During Past Six Months. The Issuer has not, for a period of six months prior to the date hereof, sold, offered for sale or solicited, and will not for a period of six months after the Closing Date, offer, sell or solicit, any offer to buy any of its securities in a manner that would be integrated with the offer and sale of the Securities and would cause the exemption from registration set forth in Rule 506 of Regulation D of the 1933 Act to become unavailable with respect to the offer and sale of the Securities.

(ii)
OTCBB. The Common Stock is currently quoted for trading on the OTC Bulletin Board operated by the National Association of Securities Dealers. No order ceasing or suspending trading in securities of the Issuer nor prohibiting the sale of such securities has been issued to and is outstanding against the Issuer or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and, to the best of the Issuer’s knowledge, no investigations or proceedings for such purposes are pending or threatened.

3.2 Non-Merger and Survival

The representations and warranties of the Issuer contained herein will be true at the date of execution of this Purchase Agreement by the Issuer and as of the Closing of the Offering in all material respects as though such representations and warranties were made as of such times and shall survive the Closing of the Offering and the delivery of the Certificates.

3.3 Indemnity

The Issuer shall indemnify, defend and hold the Investor (which term shall, for the purposes of this Section, include the Investor or its shareholders, managers, partners, directors, officers, members, employees, direct or indirect investors, agents and affiliates and assignees and the stockholders, partners, directors, members, managers, officers, employees direct or indirect investors and agents of such affiliates and assignees) harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from, relating to, or connected with an untrue, inaccurate or breached statement, representation, warranty or covenant of the Issuer contained in this Purchase Agreement and/or the Registration Rights Agreement.

ARTICLE 4
COVENANTS OF THE ISSUER

4.1 Covenants of the Issuer

The Issuer covenants and agrees with the Investor that:

(a)
Reserved Common Stock. For so long as the Warrant held by the Investor shall remain outstanding, the Issuer covenants and agrees with the Investor that it will at all times fully reserve from its authorized but unissued Common Stock such sufficient numbers of shares of Common Stock to permit the conversion in full of the Warrant.

(b)
Filings. The Issuer will make all necessary filings in connection with the sale of the Securities as required by the laws and regulations of all appropriate jurisdictions within the United States of America.

(c)
Rule 144 and 904 Opinions. The Issuer at its sole expense will, upon written request by the Investor, take such steps as are necessary to cause its counsel to issue an opinion to the Issuer’s transfer agent allowing the Investor to offer and sell the Common Stock, and any Common Stock issued upon exercise of the Warrant, in reliance on the applicable provisions of Rule 144 or Rule 904 of Regulation S provided that the holding period and other requirements of such Rule 144 or the the expiration of the one year “distribution compliance period” (as defined in Rule 902(f) of Regulation S) Regulation S are met.

4.2 Survival

The covenants set forth in this Article 4 shall survive the Closing for the benefit of the Investor.

ARTICLE 5
REGISTRATION RIGHTS AND FIRST RIGHTS

5.1 Registration Statement

The Issuer shall grant the Investor the registration rights set forth in the Registration Rights Agreement.

5.2 Removal of Legend

After the registration statement referenced in the Registration Rights Agreement is declared effective by the SEC, the Investor may deliver to the Issuer the certificate representing the Securities issued to the Investor in connection with a sale described in Section 3.1(ff) hereof and the Issuer will, within three days after receipt by the Issuer of the foregoing, issue a new certificate representing and in exchange for the aforementioned certificate in the name of such bona fide purchaser, which new certificate shall be issued without any restrictive legend.

5.3 Right of First Offer on Issuer Issuance

(a)
Right of First Offer. Subject to the exceptions set forth on Schedule 5.3(a), the Issuer hereby grants to the Investor a right of first offer (“Right of First Offer”) to purchase such Investor’s Pro Rata Share (as defined in Section 5.3(b) below) of any New Securities (as defined in Section 5.3(c) below) which the Issuer may, from time to time, propose to issue and sell.

(b)
Pro Rata Share. The Investor’s “Pro Rata Share,” for purposes of this Section 5.3, is equal to the fraction obtained by dividing (1) the total number of shares of Common Stock then held by the Investor (including any Common Stock issuable upon the exercise of warrants held by the Investor) by (2) the sum of the total number of shares of Common Stock outstanding or issuable on the date of the transaction giving rise to the Right of First Offer, computed on a “fully-diluted” basis.

(c)
New Securities. Except as set forth below, “New Securities” shall mean any shares of capital stock of the Issuer, including Common Stock and preferred stock, whether or not now authorized, and rights, options or warrants to purchase said shares of Common Stock or preferred stock and securities of any type whatsoever that are, or may by their terms become, convertible into said shares of Common Stock or preferred stock. Notwithstanding the foregoing, “New Securities” shall not include the following:

(i)
Common Stock, or options or other rights to purchase Common Stock, issued or granted to employees, officers, directors and consultants of the Issuer pursuant to any one or more employee stock plans or agreements approved by the Issuer’s Board of Directors not to exceed 10% of the number of issued and outstanding shares of Common Stock on the date of this Purchase Agreement;

(ii)	shares of Common Stock or other securities issued as a dividend or distribution on, or in connection with a split of or recapitalization of, any of the capital stock of the Issuer;

(iii)
securities issued by the Issuer pursuant to a strategic partnership, joint venture or other similar arrangement unanimously approved by the Board of Directors where the primary purpose of the arrangement is not to raise capital; and

(iv)
securities issued by the Issuer pursuant to the acquisition of another corporation or other entity by the Issuer by merger, purchase of all or substantially all of the capital stock or assets, or other reorganization.

(d)
Procedure. In the event the Issuer proposes to undertake an issuance of New Securities, it shall give the Investor written notice (the “Issuer Notice”) of its intention, describing the amount and type of New Securities to be issued, and the price and terms upon which the Issuer proposes to issue the same. The Investor shall have 20 days from the deemed date of receipt of the Issuer Notice to exercise the Investor’s Right of First Offer to purchase up to the Investor’s respective Pro Rata Share of such New Securities for the price and upon the terms specified in the Issuer Notice by delivering written notice (the “Right of First Offer Election Notice”) to the Issuer and stating therein the quantity of New Securities to be purchased.

Settlement for the New Securities to be purchased by the Investor pursuant to this Section 5.3(d) shall be made in cash within 20 days from the Investors’ deemed date of receipt of the Issuer Notice; provided, however, that if the terms of payment for the New Securities specified in the Issuer Notice were other than cash against delivery, the Investor shall pay in cash to the Issuer the fair market value of such consideration as mutually agreed upon by the Issuer the Investor or, if no such agreement is reached, as determined by the Issuer’s Board of Directors, which determination shall be final, within five days of such determination if such determination is made after 15 days following receipt of the Issuer Notice.

The Issuer shall have 120 days after the deemed receipt of the Issuer Notice to sell the New Securities not elected to be purchased by the Investor at the price and upon terms no more favorable to the purchasers of such securities than specified in the Issuer Notice. In the event the Issuer has not sold some or all of the New Securities within such 120-day period, the Issuer shall not thereafter issue or sell any unsold New Securities without first offering such securities to the Investor in the manner provided above.

If the Investor shall have failed to deliver to the Issuer its Right of First Offer Election Notice within the time periods described in this Section 5.3(d), the Investor shall be deemed to have waived its Right of First Offer as to such financing to which such notice pertains.

(e)
Termination and Assignment. The Right of First Offer granted in this Section 5.3 shall expire upon the 12 month anniversary of the Closing Date. The Right of First Offer is non-assignable except to any transferee to whom registration rights may be transferred pursuant to Section 9(f) of the Registration Rights Agreement.

(f)
Issuer Right to Terminate Issuance of New Securities. Notwithstanding the foregoing, the Issuer may in its sole discretion terminate any proposed issuance of New Securities in respect of which the Issuer has given Issuer Notice, at any time prior to the consummation thereof. The foregoing provision shall apply even in the event the Investor shall have exercised its Rights of First Offer hereunder; provided, however, that no New Securities covered by the applicable Issuer Notice shall then have been issued.

5.4 Dilutive Issuances

If at any time before the 12 month anniversary of the Closing Date, the Issuer issues or sells, or is deemed to have issued or sold, any New Securities for a consideration per share (the “New Issuance Price”) less than $0.28 (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Issuer shall promptly issue to the Investor a number of additional shares of Common Stock so that the effective purchase price of each share of Common Stock sold to the Investor under this Purchase Agreement is equal to the New Issuance Price.

ARTICLE 6
ISSUANCE OF CERTIFICATES

On or immediately following the Closing of the Offering, the Issuer will prepare and issue one or more Certificates for the Common Stock and the Warrant registered in such name or names as specified by the Investor in Exhibit B hereto and cause the same to be delivered to the Investor pursuant to the delivery instructions provided therein.

ARTICLE 7
GENERAL PROVISIONS

7.1 Costs; Expenses

At the Closing, the Issuer shall pay in connection with the preparation, execution and delivery of this Purchase Agreement, the issuance of the Securities, certain due diligence and related legal matters, the fees and out-of-pocket expenses of legal counsel to the Investor in the amount of US$5,000, which shall be deducted from the Purchase Price.

7.2 Governing Law

This Purchase Agreement shall be governed by and construed under the law of the State of Delaware without regard to its choice of law provision.

7.3 Successors and Assigns

This Purchase Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto.

7.4 Execution by Counterparts and Facsimile

This Purchase Agreement may be executed in counterparts and by facsimile, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Purchase Agreement.

7.5 Authorization

The Investor hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of this Purchase Agreement and any other schedules, forms, certificates or documents executed by the Investor and delivered to the Issuer in connection with the Offering.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and that it caused this Purchase Agreement to be duly executed on its behalf on this 10th  day of December, 2007.

RAB Special Situations (Master) Fund Limited by

/s/ Simon Gwyther
(Signature)

Simon Gwyther
(Name)

/s/ Jake Leavesley
(Signature)

Jake Leavesley
(Name)

Authorised signatories for RAB Capital plc for and on
behalf of RAB Special Situations (Master) Fund Limited

Agreed to this 6th  day of December, 2007:

TEKOIL & GAS CORPORATION

By:	/s/ Mark S. Western
	Name:	Mark S. Western
	Title:	President and Chief Executive Officer

EXHIBIT A

Wire Instructions

EXHIBIT B

Registration and Delivery Instructions

Subscriber Information	Registration Information Registration of the certificates representing the securities should be made exactly as follows:
RAB Special Situations (Master) Fund Limited c/o RAB Capital Plc 1 Adam Street London WC2N 6LE United Kingdom Phone: 44 20 7389 7000 Fax: 44 20 7389 7057 email: legal@rabcap.com	Credit Suisse Client Nominees (UK) Limited One Cabot Square London, United Kingdom E14 4QJ

Delivery of Certificates
The certificates representing the securities is to be delivered as follows:

Martin Feast
Prime Brokerage Settlements
CSFB (Europe) Ltd.
One Cabot Square
London E14 4QJ
United Kingdom
Phone: 44 20 7888 1187
Fax: 44 20 7458 8245

Notation: RAB Special Situations (Master) Fund Limited

EXHIBIT C

Registration Rights Agreement

SCHEDULE 3.1(h)
TO PURCHASE AGREEMENT

Third Party Rights.

450,000 Options granted to Gipsymoth Holdings Ltd.

SCHEDULE 3.1(l)
TO PURCHASE AGREEMENT

Non-Default.

None.

SCHEDULE 3.1(n)
TO PURCHASE AGREEMENT

Changes, Dividends, Etc.

None.

SCHEDULE 3.1(p)
TO PURCHASE AGREEMENT

Litigation; Governmental Proceedings.

None.

SCHEDULE 3.1(q)
TO PURCHASE AGREEMENT

Permits; Licenses.

None.

SCHEDULE 3.1(t)
TO PURCHASE AGREEMENT

Common stock – outstanding	46,723,177

Options granted to directors convertible into common shares @ $1.00 per share	7,000,000

Options granted to Gipsymoth Holdings Ltd. convertible into common shares @ $0.50 per share	450,000

Warrants to Goldman Sachs convertible into common shares @ $0.50 per share	900,000

Total shares fully diluted	55,073,177

SCHEDULE 3.1(u)
TO PURCHASE AGREEMENT

Outstanding Debt.

None.

SCHEDULE 3.1(x)
TO PURCHASE AGREEMENT

No Brokers or Finders.

None.

SCHEDULE 3.1(z)
TO PURCHASE AGREEMENT

Registration Rights.

None.

SCHEDULE 5.3(a)
TO PURCHASE AGREEMENT

Right of First Offer.

Rights granted under Warrant issued to Goldman, Sachs & Co., dated May 11, 2007, to purchase 900,000 shares of Common stock of the Company.